Exhibit 10.30

OCUGEN, INC.

2014 STOCK OPTION PLAN

1.    Purpose. The Ocugen, Inc. (the “Company”) 2014 Stock Option Plan is intended as an additional incentive to current and prospective employees, consultants and directors of the Company to enter into or remain in the service or employ of the Company or any Affiliate and to devote themselves to the Company’s success. Under the Plan, the Company may provide such persons with opportunities to acquire or increase their proprietary interests in the Company through options to purchase the Company’s Common Stock and awards of the Company’s Common Stock. Under the Plan, the Company may grant (i) ISOs, (ii) Nonqualified Options, and (iii) Stock Awards.

2.    Definitions. Capitalized terms not otherwise defined in the Plan shall have the following meanings:

“Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424(e) or (f) of the Code.

“Board” means the Board of Directors of the Company.

“Cause” for termination of employment or service shall have the meaning ascribed thereto in the Recipient’s employment or service agreement or, in the absence of such a definition, shall mean: (A) a breach by Recipient of his/her employment or service agreement with the Company or an Affiliate, which breach continues after written notice is given to him/her, (B) a breach of Recipient’s duty of loyalty to the Company or an Affiliate, including without limitation any act of dishonesty, embezzlement or fraud with respect to the Company or an Affiliate, (C) the commission by Recipient of a felony, a crime involving moral turpitude or other act causing material harm to the Company’s or an Affiliate’s standing and reputation, (D) Recipient’s continued failure to perform his/her duties to the Company or an Affiliate for a reason other than illness or incapacity, (E) unauthorized disclosure of trade secrets or other confidential information belonging to the Company or an Affiliate, or (F) a breach of any written noncompetition or nonsolicitation agreement between the Recipient and the Company and/or any Affiliate.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any particular section of the Code shall include any successor section.

“Common Stock” means the common stock, par value $0.001, of the Company.

“Company” means Ocugen, Inc., a Delaware corporation.

“Disability” shall have the meaning ascribed to such term in the Company’s disability insurance policy, or, in the absence of same, shall mean, as determined by the Board, (a) the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months or (b) Recipient’s becoming disabled within the meaning of Section 22(e)(3) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any day means the value for such day as shall be determined in good faith by the Board on the basis of such considerations as the Board deems appropriate and is consistent with Section 409A of the Code and the regulations issued thereunder.

“Grant Date” means the effective date on which an Option is granted to an Optionee under the Plan.

“ISO” means an Option granted under the Plan that is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code.

“Nonqualified Option” means an Option granted under the Plan that is not intended to qualify as an ISO.

“Option” means an option to purchase Common Stock granted under the Plan, which may be designated as either an ISO or a Nonqualified Option.

“Option Documents” means written documents in such form as approved from time to time by the Board, which shall be given to Optionees and shall set forth the terms and conditions of Options granted to Optionees under the Plan.

“Optionee” means an employee, consultant or director to whom an Option is granted under the Plan.

“Option Price” means the price at which Option Shares may be purchased under the terms of an Option.

“Option Shares” means the shares of Common Stock that may be purchased by an Optionee upon exercise of an Option.

“Plan” means this Ocugen, Inc. 2014 Stock Option Plan, as amended.

“Public Offering” means the initial registration of the Common Stock under Section 12(g) of the Exchange Act.

“Recipient” means an employee, consultant or director to whom an Option or Stock Award is granted under the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means the award of Common Stock granted to a Recipient under the Plan.

“Stock Award Shares” means shares of Common Stock which are issued pursuant to a Stock Award under the Plan.

“Shareholders Agreement” means any agreement between the Company and its stockholders restricting the transferability of the Stock held by the stockholders.

3.    Administration. Prior to a Public Offering, the Plan shall be administered by the Board. After an initial Public Offering of the Common Stock, the Plan shall be administered by a committee of Board members, which may consist of “outside directors” as defined under Section 162(m) of the Code, and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Exchange Act. However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Board may delegate authority to one or more subcommittees as it deems appropriate. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

The Board shall from time to time at its discretion grant Options and Stock Awards pursuant to the terms of the Plan. The Board shall have plenary authority to determine the Recipients to whom and the times at which Options and Stock Awards shall be granted, the number of Option Shares to be covered by Options, and the number of Stock Award Shares covered by Stock Awards and the price and other terms and conditions (which need not be identical for all Recipients) thereof, including a specification with respect to whether an Option is intended to be an ISO, subject, however, to the express provisions of the Plan. In making such determinations the Board may take into account the nature of the Recipient’s services and responsibilities, the Recipient’s present and potential contribution to the Company’s success and such other factors as it may deem relevant. The interpretation and construction by the Board of any provision of the Plan or of any Option or Stock Award granted under it shall be final, binding and conclusive.

No member of the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Option or Stock Award granted under it. No member of the Board shall be liable for any act or omission of any other member of the Board or for any act or omission on his/her own part, including but not limited to the exercise of any power and discretion given to him/her under the Plan, except those resulting from (i) any breach of such member’s duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, and (iii) any transaction from which the member derived an improper personal benefit.

In addition to such other rights of indemnification as he/she may have as a member of the Board, and with respect to the administration of the Plan and the granting of Options and Stock Awards under it, each member of the Board shall be entitled without further action on his/her part to indemnification from the Company for all expenses (including the amount of any judgment and the amount of any approved settlement made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him/her in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Options or Stock Awards under it in which he/she may be involved by reason of his/her being or having been a member of the Board, whether or not he/she continues to be such member of the Board at the time of the incurring of such expenses; provided, however, that such indemnification shall not include any expenses incurred by such member of the Board: (i) in respect of matters as to which he/she shall be finally adjudged in such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his/her duties as a member of the Board; or (ii) in respect of any matter in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further that no right of indemnification under the provisions set forth herein shall be available to or accessible by any such member of the Board unless within five days after institution of any such action, suit or proceeding he/she shall have offered the Company in writing the opportunity to handle and defend such action, suit or proceeding at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Board and shall be in addition to all other rights to which such member of the Board would be entitled to as a matter of law, contract or otherwise.

4.    Eligibility. All employees of the Company or its Affiliates (who may also be officers or directors of the Company or its Affiliates) shall be eligible to receive Stock Awards and Options hereunder, and such Options may be either ISOs or Nonqualified Options. All non-employee directors of the Company and all consultants or advisory board members providing services to the Company shall be eligible to receive Nonqualified Options and Stock Awards hereunder. The Board, in its sole discretion, shall determine whether an individual qualifies as an employee, consultant or Recipient. A Recipient may receive more than one Option or Stock Award. No member of the Board shall vote as a member of the Board with respect to the grant of any Option or Stock Award to himself or herself, except in the case when grants are being made to all similarly situated Board members on the same terms and conditions. In cases in which abstention is required by the foregoing sentence, the affirmative vote of a majority of the remaining members of the Board (or of the sole remaining member of the Board) shall constitute the action of the Board.

5.    Option Shares and Stock Award Shares. The aggregate maximum number of Option Shares for which Options may be granted under the Plan and Stock Award Shares subject to Stock Awards granted under the Plan is One Million Six Hundred Thirty Two Thousand

(1,632,000) shares, which number is subject to adjustment as provided in Section 11. Option Shares and Stock Award Shares shall be issued from authorized and unissued Common Stock or Common Stock held in or hereafter acquired for the treasury of the Company. If any outstanding Option granted under the Plan expires, lapses or is terminated for any reason, the Option Shares allocable to the unexercised portion of such Option may again be the subject of an Option or Stock Award granted pursuant to the Plan. Stock Award Shares issued pursuant to a Stock Award that are subsequently reacquired by the Company pursuant to rights reserved upon the grant of such Stock Award may again be subject to new Options or Stock Awards.

6.    Term of Plan. The Plan was adopted by the Board of Directors as of February 10, 2014; and by the stockholders of the Company on the same date. No Option may be granted under the Plan after February 10, 2024.

7.    Terms and Conditions of Options. Options granted pursuant to the Plan shall be evidenced by Option Documents in such form as the Board shall from time to time approve, which Option Documents shall specify whether the Option is intended to be an ISO or a Nonqualified Option for federal income tax purposes. An Option shall only be an ISO to the extent it does not exceed the limitation set forth in subsection 7(a) below, is described as an ISO in the Option Document, and is granted to a person who is an employee of the Company or an Affiliate on the Grant Date. All Option Documents shall comply with and be subject to the following terms and conditions and with any other terms and conditions (including vesting schedules for the exercisability of Options) the Board shall from time to time provide that are not inconsistent with the terms of the Plan.

(a)    Number of Option Shares. Each Option Document shall state the number of Option Shares to which it pertains. In no event shall the aggregate Fair Market Value of the Option Shares (determined on the Grant Date) with respect to which an ISO is exercisable for the first time by the Optionee during any calendar year (under all incentive stock option plans of the Company or its Affiliates) exceed $100,000.

(b)    Option Price. Each Option Document shall state the Option Price at which Option Shares may be purchased, which in no event shall be less than the Fair Market Value of the Common Stock on the Grant Date; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(b) of the Code, shares possessing more than ten percent of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Option Shares on the Grant Date.

(c)    Medium of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Option Document may provide and in accordance with such other procedures for the exercise of Options as the Board may establish from time to time. The method or methods of payment of the Option Price to be paid upon exercise of an Option shall be determined by the Board, and may consist of (i) cash, (ii) certified check payable to the order of the Company, (iii) a recourse promissory note in a form acceptable to the Board, (iv) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (v) shares of Common Stock previously acquired by the Optionee, as permitted in the discretion of the Board, or (vi) such other mode of payment as permitted for the issuance of shares under the Delaware General Corporation Law, as amended, and approved by the Board, or any combination of the foregoing methods of payment. Payment of the Option Price by a method other than cash shall be subject to such restrictions and limitations as set forth herein or in the Option Document.

If payment is made in whole or in part in shares of Common Stock already owned by the Optionee, then the Optionee shall deliver to the Company certificates registered in the name of such Optionee representing shares of Common Stock legally and beneficially owned by such Optionee, free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery of such notice that is not less than the Option Price of the Option Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates. In the event that certificates for shares of the Company’s Common Stock delivered to the Company represent a number of shares in excess of the number of shares required to make payment for the Option Price of the Option Shares (or the relevant portion thereof) with respect to which such Option is to be exercised by payment in shares of Common Stock, the stock certificate issued to the Optionee shall represent the Option Shares in respect of which payment is made, and such excess number of shares. Notwithstanding the foregoing, the Board, in its sole discretion, may refuse to accept shares of Common Stock in payment of the Option Price. In that event, any certificates representing shares of Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Board to accept such shares in payment of the Option Price. The Board may impose such limitations or prohibitions on the use of shares of the Common Stock to exercise an Option as it deems appropriate, subject to the provisions of the Plan.

(d)    Termination of Options. No Option shall be exercisable after the first to occur of the following:

(i)    Expiration of the Option term specified in the Option Document, which shall not exceed ten years from the date of grant (or, in the case of an ISO, five years from the date of grant if, on such date the Optionee owns, directly or by attribution under Section 424(b) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate).

(ii)    In the case of ISOs, expiration of one year from the date the Optionee’s employment with the Company or its Affiliates terminates by reason of the Optionee’s Disability or death.

(iii)    In the case of ISOs, expiration of three months (or such shorter period as the Board may select) from the date the Optionee’s employment with the Company or its Affiliates terminates, unless such termination was due to Disability, death or termination for Cause as described by subsection (d)(iv), below.

(iv)    Immediately upon the date the Optionee’s employment or service with the Company or its Affiliates terminates, if the Board finds, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been discharged from employment or service with the Company or an Affiliate for Cause. In the event of a finding that the Optionee has been discharged for Cause, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Option Shares for which the Company has not yet delivered the share certificates upon refund of the Option Price.

(v)    The date, if any, set by the Board under terms specified in an Option Document to be an accelerated expiration date in the event of a “Change in Control” (as defined in subsection 7(f) below), provided an Optionee who holds an Option is given written notice at least 30 days before the date so fixed.

(e)    Extension of Time to Exercise. The Board may, if it determines that to do so would be in the Company’s best interests, provide in a specific case or cases to extend the period of time that an Option may be exercised by Optionee whose employment with the Company and its Affiliates has terminated, provided that the time to exercise an Option shall in no event be extended beyond the original term of the Option as set forth in subsection 7(d)(i).

(f)    Change of Control. In the event of a Change in Control (as defined below), the Board may take whatever action with respect to the Options outstanding it deems necessary or desirable, including, without limitation, accelerating the expiration or termination date in the respective Option Documents to a date no earlier than 30 days after notice of such acceleration is given to the Optionees. If Options granted pursuant to the Plan are accelerated as provided in this subsection 7(f), such Options shall become immediately exercisable in full. A “Change of Control” shall be deemed to have occurred upon the earliest to occur of the following events:

(i)    The consummation of a plan of dissolution or liquidation of the Company;

(ii)    the consummation of the sale or disposition of all or substantially all of the assets of the Company;

(iii)    the consummation of a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors; or

(iv)    the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), (other than (A) the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (B) any person who, on the date the Plan is effective, is the beneficial owner of outstanding securities of the Company), shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock.

(g)    Sale or Reorganization. If the Company is merged or consolidated with another corporation, or if the property or stock of the Company is acquired by another corporation, and if the Options are not accelerated as provided in subsection 7(f) above, the Board shall be authorized to substitute the Options issued under the Plan with options to acquire stock of the merged, consolidated or acquiring corporation, which substitution of options shall comply with the requirements of Section 424(a) of the Code.

(h)    Transfers. No ISO granted under the Plan may be transferred, except by will or by the laws of descent and distribution. During the lifetime of the Optionee, such ISO may be exercised only by him/her.

(i)    Other Provisions. The Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Board shall deem advisable.

(j)    Amendment. Subject to the provisions of the Plan, the Board shall have the right to amend Option Documents issued to Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made under subsections 7(e) or 7(f) above.

8.    Exercise. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Option Shares to be purchased. Each such notice shall specify the number of Option Shares to be purchased and shall satisfy the securities law requirements set forth in this Section 8. Exercise of any Option may be conditioned upon the Optionee signing and delivering a joinder to any Shareholders Agreement then in effect.

Each exercise notice shall (unless the Option Shares are covered by a then current registration statement or a Notification under Regulation A under the Securities Act), contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (i) such Option Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act), (ii) the Optionee has been advised and understands that (A) the Option Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer and (B) the Company is under no obligation to register the

Option Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration, (iii) such Option Shares may not be transferred without compliance with all applicable federal and state securities laws, and (iv) an appropriate legend referring to the foregoing restrictions on transfer and the Shareholders Agreement and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the above, should the Company be advised by counsel that the issuance of Option Shares upon the exercise of an Option should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, (C) the listing or inclusion of the shares on any securities exchange or in an automated quotation system or (D) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Option Shares, the Company may defer the exercise of any Option granted hereunder until such event in A, B, C or D has occurred.

9.    Lock-Up. If so requested by the Company or any representative of the underwriters in connection with any underwritten offering of securities of the Company under the Securities Act, an Optionee shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting or such shorter period as may be requested by the underwriters and agreed to by the Company (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

10.    Grant of Stock Awards. Stock Awards will consist of shares of Common Stock transferred to Recipients, without payment or other consideration therefor. Stock Awards shall be subject to such terms and conditions as the Board determines appropriate, including without limitation, restrictions on sale or other disposition of such Stock Award Shares, and the rights of the Company to reacquire such Stock Award Shares upon termination of Recipients employment with the Company within specified periods, whether for Cause or otherwise. Receipt of any Stock Award and/or Stock Award Shares may be conditioned upon the Recipient signing and delivering a joinder to any Shareholders Agreement then in effect.

11.    Adjustments on Changes in Common Stock. The aggregate number of shares of Common Stock as to which Options may be granted hereunder, the number of Option Shares covered by each outstanding Option, the Option Price per Option Share specified in each outstanding Option and the number of Stock Award Shares subject to Stock Awards granted hereunder shall be appropriately adjusted in the event of a stock dividend, stock split or other increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of the Common Stock or other capital adjustment (not including the issuance of Common Stock on the conversion of other securities of the Company which are convertible into Common Stock) effected without receipt of consideration by the Company. The Board shall have the authority to determine the adjustments to be made under this Section and any such determination by the Board shall be final, binding and conclusive, provided that no adjustment shall be made which will cause an ISO to lose its status as such.

12.    Amendment of the Plan. The Board may discontinue, alter or amend the Plan from time to time in such manner as it may deem advisable. Notwithstanding the foregoing, in the event the Plan is adopted by the Company’s stockholders pursuant to Section 6, any amendment which would change the class of individuals eligible to receive an Option, extend the expiration date of the Plan, decrease the Option Price of an ISO granted under the Plan, increase the maximum aggregate number of shares of Common Stock available for issuance under the Plan, or materially increase the benefits accruing to an Optionee under the Plan within the meaning of Rule 16b-3 under the Securities Act, will only be effective if such action is approved by a majority of the outstanding voting stock of the Company within twelve months before or after such action.

13.    Continued Employment. The grant of an Option or a Stock Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Recipient in the employ of the Company or an Affiliate, as a member of the Board, as an independent contractor or in any other capacity, whichever the case may be.

14.    Withholding of Taxes. Whenever the Company proposes or is required to issue or transfer Option Shares or Stock Award Shares, the Company shall have the right to (a) require the recipient or transferee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares or Stock Award Shares, or (b) take whatever action it deems necessary to protect its interests, including the right to deduct the amount required to be withheld from any payment of any kind otherwise due to the Recipient. If and to the extent permitted by the Board, a Recipient may satisfy applicable withholding requirements by the delivery to the Company of previously held shares of Common Stock or the withholding of Option Shares or Stock Award Shares otherwise issuable to the Recipient.

15.    General.

(a)    Effective Date. This Stock Option Plan shall be effective as of the date specified in Section 6.

(b)    Issuance of Option Shares. Subject to the provisions of Section 8, the Company shall effect the issuance of Option Shares purchased under an Option as soon as practicable after the exercise thereof, payment of the Option Price thereof and compliance with any requirements for the withholding of income taxes. No Optionee or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to Option Shares purchased as a result of such exercise until due exercise and full payment has been made and the requirements of Section 8 have been satisfied. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

(c)    Other Plans. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation the awarding of stock options otherwise than under the Plan. Unless otherwise provided by the Board in an Option Document or in a written agreement between the Recipient and the Company or an Affiliate, the amounts deemed paid to a Recipient under the Plan shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement, or other employee benefit plan, program or policy of the Company or any Affiliate.

(d)    Governing Law. The validity, construction, interpretation and effect of the Plan and Option Documents and Stock Awards issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

History:

2/10/14: Plan adopted and approved by the directors and stockholders; 582,000 shares reserved for issuance.

11/17/16: Number of plan shares increased to 832,000.

9/14/17: Number of plan shares increased to 1,632,000.

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